BUCHANAN INGERSOLL
                            PROFESSIONAL CORPORATION
                         (Incorporated in Pennsylvania)
                              500 College Road East
                           Princeton, New Jersey 08540



                                             July 20, 1998
Cognizant Technology Solutions Corporation
1700 Broadway, 26th Floor
New York, New York 10019

Gentlemen:

         We have acted as counsel to Cognizant Technology Solutions Corporation, a Delaware corporation (the "Company"), in connection with the filing by the Company of a registration statement on Form S-8 (the "Registration Statement"), under the Securities Act of 1933, as amended, relating to the registration of an aggregate of 819,000 shares (the "Shares") of the Company's common stock, $.01 par value, of which: (i) 698,750 shares of Common Stock are issuable under the Amended and Restated Cognizant Technology Solutions Key Employees' Stock Option Plan (the "Employee Plan"); (ii) 71,500 shares of Common Stock are issuable under the Amended and Restated Cognizant Technology Solutions Non-Employee Directors' Stock Option Plan (the "Director Plan" and, collectively with the Employee Plan, hereinafter referred to as the "Plans"); and (iii) 48,750 shares of Common Stock are issuable under certain options granted outside the Plans and evidenced by the option agreement (the "Option Agreement").

         In connection with the Registration Statement, we have examined such corporate records and documents, other documents, and such questions of law as we have deemed necessary or appropriate for purposes of this opinion. On the basis of such examination, it is our opinion that:

         1. The issuance of the Shares has been duly and validly authorized; and

         2. The Shares, when issued, delivered and sold in accordance with the terms of the respective Plans or the Option Agreement, as applicable, and the stock options, or other instruments authorized by such Plans or the Option Agreement, as applicable, granted or to be granted thereunder, will be validly issued, fully paid and non-assessable.

         We hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement.

                                                       Very truly yours,



                                                    /s/ Buchanan Ingersoll
                                                        Professional Corporation